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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
The Profit Recovery Group International, Inc.

     We consent to the incorporation by reference in Registration Statement Nos. 333-8707 and 333-30885 on Form S-8 of The Profit Recovery Group International, Inc. of our report dated September 30, 1997 (except for note 12, which is as of October 7, 1997), with respect to the financial statements of Financiere Alma, S.A. and subsidiaries, included in The Profit Recovery Group International, Inc. Form 8-K/A (Amendment No. 1) dated October 22, 1997 and filed with the Securities and Exchange Commission on November 21, 1997.

                                          ERNST & YOUNG Entrepreneurs
                                          Departement d'E&Y Audit

                                             Any Antola

Paris, France
November 21, 1997